                                                                       EXHIBIT 1

For Period Ending:   10/31/00
File Number 811-09561

This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 22nd day of December 2000.

                                                CENTURY CAPITAL MANAGEMENT TRUST
                                                (Name of registrant, depositor
                                                  or trustee)

                                        BY: /s/ ALLAN W. FULKERSON
                                                Allan W. Fulkerson,
                                                Chairman and Managing Trustee

Witness:  /s/ RICHARD F. COOK, JR.
          Richard F. Cook, Jr.
          Secretary